                                  Exhibit 10.1

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                        CAPITAL STOCK PURCHASE AGREEMENT


         THIS CAPITAL STOCK PURCHASE AGREEMENT, dated as of the 31st day of January, 1996, by and among Airborne For Men, Ltd., a Rhode Island corporation having a principal place of business at One Metro Park Drive, Cranston, RI 02910 ("Seller"), and Capital Video Corporation, having a mailing address of 288 Reservoir Avenue, Cranston, RI 02910 ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of all the issued and outstanding shares of capital stock of A.F.M. Limited, a Rhode Island corporation ("AFM");

         WHEREAS, Seller is a wholly owned subsidiary of Metro Global Media, Inc., a Florida corporation ("MGMA");

         WHEREAS, Metro, Inc., a Rhode Island corporation formerly known as North Star Distributors, Inc. ("Metro"), is another wholly owned subsidiary of MGMA;

         WHEREAS, Buyer desires to acquire, and Seller is willing to sell 100 % of the issued and outstanding shares of the capital stock of AFM effective as of the date hereof, for the consideration and on the terms set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

              Purchase of Capital Stock; Closing, Consideration

Section 1.1  Purchase of Capital Stock

         On the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement, Buyer agrees to acquire from Seller, and Seller agrees to sell to Buyer for the consideration specified in
Section 1.2 hereof, on the Closing Date referred to in Section 1.3 hereof but effective as of January 31, 1996, 100 Shares of Common Stock, $1.00 par value per share, of AFM (the "Purchased Stock"), which Purchased Stock shall, immediately following such purchase represent 100% of the issued and outstanding shares of common stock, and 100% of the shares of common stock owned by Seller, of AFM.

Section 1.2  Consideration to be Paid

         The aggregate consideration to be paid by Buyer to Seller for the Purchased Stock shall be Three Hundred Fifty Thousand, Three Hundred Sixty One Dollars ($350,361) payable as follows:

         $337,336.00      in the form of an assumption of the balance of the
                          indebtedness of Metro to Metro Equipment Company pursuant to the Promissory Note of Metro dated June
                          1, 1991; and

         $ 12,625.00      in the form of an assumption of the balance of the
                          indebtedness of Metro to Metro Plus Company pursuant to the Promissory Note of Metro dated June 1, 1991.

Section 1.3  Date, Time and Place of Closing

         The Closing under this Agreement shall take place at 5:00 p.m. local time on May 7, 1996, effective as of January 31, 1996, or such other time and date as the parties hereto may agree upon in writing (such date being herein referred to as the "Closing Date" and such time on such date being referred to as the "Closing Time") at the offices of James P. Redding & Associates, 170 Westminster Street, Providence, RI 02903 or such other place as the parties shall agree.

Section 1.4  Action to be Taken at Closing Time

         Subject to the terms and conditions set forth in this Agreement, it is agreed that at the Closing Time:

         (a) Seller will deliver to Buyer certificates representing the Purchased Stock, with stock assignments with signatures guaranteed for transfer, free and clear of any liens, claims and encumbrances.

         (b) Buyer will deliver to Seller the consideration to be paid as set forth in Section 1.2(a) hereinabove;

         (c) The parties will execute and deliver to each other as appropriate the certificates, agreements, opinions, records and other documents required by the terms of this Agreement to be delivered at the Closing Time.

                                   ARTICLE II

                    Representations and Warranties of Seller

         Seller does hereby represent and warrant to Buyer as follows:

Section 2.1  Corporate Matters

         AFM is, and at the Closing Time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has and at the Closing Time will have, the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it. AFM is qualified as a foreign corporation in all states and jurisdictions in which such qualification is required. No changes to AFM respective Articles of Incorporation or Bylaws will be made subsequent to the date hereof and prior to the Closing Time, without the prior written consent of Buyer.

Section 2.2  Capitalization

         AFM has heretofore validly issued and has outstanding, and at the Closing Time will each have outstanding, fully paid and nonassessable, the shares of Purchased Stock. The number of shares of each class of capital stock of AFM are as listed in Exhibit A. Subsequent to the date hereof, AFM will not issue or acquire any shares of its capital stock without Buyer's written consent. AFM does not have outstanding, and at the Closing Time will not have outstanding, any options to purchase or any rights or warrants to subscribe for, or any contracts or commitments to issue or sell, shares of its capital stock or any such warrants, convertible securities or obligations. The stockholders listed on Exhibit B are the record and beneficial owners of all of the issued and outstanding capital stock of AFM and there are no other owners, beneficial or of record, of any capital stock of AFM.

Section 2.3  Authority

         Seller shall have the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by them or each of them pursuant to the provisions hereof; and this Agreement is valid and binding upon Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will constitute any violation or breach of any provision of any contract or other instrument to which either of AFM or Seller is a party or by which any of the assets of AFM or Seller may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation or will result in the creation of any lien, charge or encumbrance on any of the assets of AFM or Seller.

Section 2.4   No omissions

         Neither this Agreement nor any statement, list or certificate furnished or to be furnished to Buyer pursuant to or in connection with this Agreement or any of the transactions hereby contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

Section 2.5  Correct as of Closing Time

         At the Closing Time, all of the representations and warranties of Seller contained in this Article will be true and correct at and as of the Closing Time with the same force and effect as though made at and as of the Closing Time, except for changes contemplated or permitted by this Agreement.

Section 2.6  No Defaults

         AFM is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or is subject, and AFM is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. AFM has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

Section 2.7  Records

         The corporate minute books of AFM to be delivered to Buyer at the Closing Date shall contain true and complete copies of their respective Articles of Incorporation, as amended to the Closing Date, Bylaws, as amended to the Closing Date, and the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of AFM to the Closing Date.


Section 2.8  Officers and Directors; Bank Accounts; Powers of Attorney;
Insurance.

         The officers and directors of AFM are as set forth in Exhibit C. Exhibit C also sets forth (i) the name of each bank,
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savings institution or other person with which AFM have an account or safe deposit box and the names and identification of all persons authorized to drawn thereon or to have access thereto, (ii) a list of all insurance policies owned by AFM, together with a brief statement of the coverage thereof.

Section 2.9  Financial Statements.

         The unaudited balance sheet and notes thereto of AFM Sales as of May 31, 1995 (the "Year End Balance Sheet") and the unaudited balance sheet and notes thereto of AFM as of January 31, 1996 (the "Most Recent Balance Sheet"), the unaudited statement of operations of AFM for the year ended May 31, 1995 (the "Year End Financial Statement") and the unaudited statement of operations of AFM for the interim period ended January 31, 1996 (the "Most Recent Financial Statement") (collectively the "Financial Statements") fully and fairly set forth the financial condition of AFM as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

Section 2.10  Undisclosed Liabilities

         AFM has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements except those arising after the date of its Most Recent Balance Sheet which are in the ordinary course of business, in each case in normal amounts and none of which is materially adverse.

Section 2.11 Absence of Certain Changes or Events Since the Date of the Most Recent Balance Sheet.

         Since the date of the Most Recent Balance Sheets, AFM has not:

         (i) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

         (ii) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

         (iii) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or
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         properties (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

         (iv) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

         (v) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

         (vi) waived or released any rights of material value;

         (vii) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

         (viii) made or granted any wage or salary increase to any employee, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of AFM;

         (ix) entered into any material transaction, contract or commitment, except (i) contracts listed on Exhibit E hereto and (ii) this Agreement and the transactions contemplated hereby;

         (x) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business; or

         (xi) declared any dividends or bonuses, or authorized or affected any amendment or restatement of the Articles of Incorporation or Bylaws of AFM or taken any steps looking toward the dissolution or liquidation of AFM.

Between the date of this Agreement and the Closing Date, the Seller will not cause AFM to do, without the prior written consent of Buyer, any of the things listed in subsections (i) through (xi) above.

Section 2.12  Taxes

         AFM (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to it or with respect to which it or its assets or properties are liable or otherwise in any way subject, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (iii) has properly accrued for all such taxes accrued in respect of it or its assets and properties for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement.

Section 2.13  Title to Shares

         The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by the Seller, free and clear of all liens, encumbrances, charges, assessments and adverse claims. The Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the Purchased Shares by the Seller, Buyer will, as a result, receive good and marketable title to all the Purchased Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims.

Section 2.14  Title to Property and Assets.

         AFM has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Financial Statements except any thereof since disposed of for value in the ordinary course of business) and none of such properties or assets is, except as disclosed in the Financial Statements, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges of any kind or character.

Section 2.15  Condition of Personal Property

         All tangible personal property, equipment, fixtures and inventories included within the assets of AFM or required to be used in the ordinary course of its business are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

Section 2.16  Real Estate.

         Exhibit D contains a list of all real property owned by AFM or in which AFM has a leasehold or other interest and of any lien, charge or encumbrance thereupon. Exhibit D also contains a substantially accurate description identifying all such real property and the significant rental terms (including rents, termination dates and renewal conditions). The improvements upon such properties and use thereof by AFM conforms to all applicable lease restrictions, zoning and other local ordinances.

Section 2.17  List of Contracts and Other Data.

         Exhibit E sets forth the following:

         (i) all computer software, patents and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are used in connection with the operation of AFM, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by AFM and which are reasonably necessary to, or used in connection with, the business of AFM;

         (ii) all licenses granted by or to AFM and all other agreements to which AFM is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to other proprietary rights of AFM which are reasonably necessary to, or used in connection with, the respective businesses of AFM;

         (iii) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of AFM;

         (iv) all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which AFM is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in subsections (i) through
         (iii) above.

         (v) the names and current annual compensation rates of all management employees of AFM; and

         (vi) all customer backlog which is represented by firm purchase orders, identifying the customers, products and purchase prices.

True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in this Section have been provided or made available to Buyer and its counsel.

Section 2.18  Labor Controversies

         AFM is not a party to any collective bargaining agreement. There are not any controversies between AFM and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to its business, and there are not any organizational efforts presently being made or threatened involving any of its employees. AFM has not received notice of any claim that it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

Section 2.19  Litigation

         There are no actions, suits or proceedings with respect to Seller or AFM involving claims by or against the Seller or AFM which are pending or threatened against the Seller or AFM, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Seller or AFM has been named or to which the Seller or AFM is a party, which apply, in whole or in part, to the business of AFM, or to any of the assets or properties or AFM or which would result in any material adverse change in the business or prospects of AFM.

                                  ARTICLE III

                   Additional Agreements of Seller and Buyer

Section 3.1   Access to Books and Records

         Seller covenants and agrees that Buyer and its representatives will be permitted full access to, and will be permitted to make copies of or abstracts from, all of the books and records of AFM, will have full access to the premises and physical properties of AFM at all reasonable times upon reasonable notice thereof to AFM and will be permitted to discuss the affairs, finances and accounts of AFM with its directors, officers, counsel and accountants.

Section 3.2   No Change in Business

         Between the date of this Agreement and the Closing Date, the parties agree that the business of AFM shall be conducted only in the ordinary course. Seller shall use its best effort between the date of this Agreement and the Closing Date to preserve AFM's business organization, to keep available the services of AFM's present officers and employees, and to preserve the good will of AFM's suppliers, customers and others having business relations with it.

Section 3.4   Conversion of Buyer's Stores

         (a) Buyer and Seller agree that the retail stores currently operated by AFM will remain an Airborne For Men(TM) retail store and that, as soon as reasonably practical, Seller and AFM will enter into Seller's standard Airborne For Men(TM) Franchise Agreement with respect to their respective stores; provided, however, Seller agrees to waive the standard Airborne For Men(TM) franchise fees and to reduce by 50% its standard Airborne For Men(TM) royalty fees with respect to said stores.

         (b) Buyer and Seller acknowledge that, pursuant to Section 3.4 of the Capital Stock Purchase Agreement dated November 30, 1995, Buyer agreed to convert 4 of its existing stores into Airborne For Men(TM) franchises as shall be mutually agreed between Buyer and Seller. Buyer and Seller agree that the Airborne For Men(TM) retail store owned by AFM shall constitute the first of Buyer's four stores, and that Buyer shall be permitted to satisfy its remaining obligation by either converting existing stores owned by Buyer into, or by opening new, Airborne For Men(TM) retail stores on or before December 31, 1996. Buyer and Seller agree to enter into Seller's standard Airborne For Men(TM) Franchise Agreements with respect to each of said stores; provided, however, Seller agrees to waive the standard Airborne For Men(TM) franchise fees and to reduce by 50% its standard Airborne For Men(TM) royalty fees with respect to said stores.

                                   ARTICLE IV

                       Conditions to Obligations of Buyer

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Time of each of the following conditions, any or all of which may be waived in whole or in part by Buyer:


Section 4.1  Representations and Warranties True and Correct

         The representations and warranties contained in Article II hereof expressly made as of the Closing Time, and all of the other representations and warranties contained in said Article II shall be true and correct in all material respects at and as of the Closing Time as though such representations and warranties were made at and as of the Closing Time.

Section 4.2  Compliance with All Agreements

         AFM and Seller shall have performed and complied with all agreements and conditions on their part required by this Agreement to be performed or complied with prior to or at the Closing Time.

Section 4.3  Closing Certificate

         Buyer shall have received:

         (a) certificate of the Seller dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of Article IV (to the extent this Agreement is signed prior to the Closing Time; and

         (b) such other evidence with respect to the fulfillment of any said conditions as Buyer may reasonably request upon reasonable prior notice.

Section 4.4  No Action

         There shall be no action, suit or other proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages in connection herewith.

Section 4.5  No Material Adverse Change

         There shall have been no material adverse change since the date of the Most Recent Balance Sheet of AFM in the financial condition, business or affairs of AFM, AFM shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, and Buyer shall have received a certificate of the Seller dated the Closing Date to such effect.

Section 4.6  Required Certificates

         Seller shall have delivered to Buyer Certificates of the Secretary of State of Rhode Island and the Division of Taxation certifying as of a date reasonably close to the Closing Date that AFM has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

Section 4.7  Resignations

         Seller shall have delivered the written resignations, effective on the Closing Date, of the Board of Directors, officers and employees of AFM as may be appropriate or reasonably required.

Section 4.8  Certificates and Transfer Powers

         Seller shall have delivered to Buyer certificates and other instruments representing the Shares to be purchased by Buyer, duly endorsed for transfer or accompanied by appropriate stock powers, together with all other documents necessary or appropriate to validly transfer the Purchased Shares to Buyer free and clear of all security interests, liens, encumbrances and adverse claims.

Section 4.9  Due Diligence

         Neither any investigation of AFM nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on AFM or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

Section 4.10  Consents

         The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

Section 4.11  Absence of Litigation

         No suit, action, investigation, inquiry or other proceeding y any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

Section 4.12  No injunction

          As of the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on AFM.

                                   ARTICLE V

                      Conditions to Obligations of Seller

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Time of each of the following conditions, any or all of which may be waived in whole or in part by Seller:

Section 5.1  Representations and Warranties True and Correct

         All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and the Seller shall have received a certificate of Buyer dated the Closing Date to such effect.

Section 5.2  Consents Received

         The approval and all consents from third parties, including without limitation the Board of Directors of Seller, MGMA and governmental agencies, required to consummate the transactions contemplated hereby shall have been obtained.

Section 5.3  No Litigation

         No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

Section 5.4  No Injunction

         As of the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                                   ARTICLE VI

                                   Indemnity

Section 6.1  Indemnity

         Seller agrees to indemnify and hold harmless Buyer and AFM against any payment, loss, cost or expense (including reasonable attorney's fees) made or incurred by or asserted against Buyer and/or AFM at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of the Seller contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished pursuant to this Agreement.

                                  ARTICLE VII
                                Other Agreements

Section 7.1  Survival of Representations.

         All of the respective representations, warranties and agreements of the parties hereto shall survive consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                               General Provisions

Section 8.1  Extension or Waiver

         The parties hereto may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by a duly authorized officer of the extending or waiving party.

Section 8.2  Notice

         Any notice to a party hereto pursuant to this Agreement shall be given by certified or registered mail or by hand, addressed to their respective addresses set forth above, or to such other address as may be designated in writing by either party from time to time in accordance herewith, and shall be deemed delivered when placed in the mails so addressed, with postage prepaid.

Section 8.3  Agreement Not Assignable

         This Agreement shall not be assignable, shall inure to the benefit of, and be binding on and enforceable against the parties and their respective successors and assigns,

Section 8.4  Duplicate Originals

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Section 8.5  Confidentiality

         Any confidential information obtained by either party hereto from the other shall not be disclosed or used by any such party should the transaction not be effected and each party shall return to the other all documents and written information obtained from such other party as such other party's counsel may request in writing.

Section 8.6

         This Agreement shall be governed by and construed in accordance with the law of the State of Rhode Island applicable to contracts made and to be performed therein and cannot be changed or terminated orally, but only in writing duly signed on behalf of both parties, as otherwise provided in this Agreement.

Section 8.7

         The parties shall bear their own expenses with respect to the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                  Airborne For Men, Ltd.


                                                  By:/s/ Dennis Nichols
- -------------------------                            -------------------------
Witness                                              Dennis Nichols, President

                                                  Capital Video Corporation

                                                  By:/s/ A. Daniel Geribo
- -------------------------                            -------------------------
Witness                                              A. Daniel Geribo, President

                                List of Exhibits



 A       Capital Stock

 B       Shareholders

 C       Officers and Directors, Bank Accounts, etc.

 D       Real Estate

 E       Contracts and Other Data

                                   Exhibit A

                                 Capital Stock


                                                   No. of Shares
                          No. of Shares            issued and
Class                     Authorized               outstanding
- -----                     -------------            ------------

Common Stock              8,000                         100
$1.00 par value

                                   Exhibit B

                                  Shareholders

Certificate No.           Shareholder              No. of Shares
- ---------------           -----------              -------------
1                         Airborne For Men, Ltd.        100

                                   Exhibit C

                  Officers and Directors, Bank Accounts, etc.



Directors:                       Dennis Nichols

Officers:

        President                Dennis Nichols
        Treasurer                Thomas Blair
        Secretary                Dennis Nichols

Bank Accounts: previously provided

                                   Exhibit D

                                  Real Estate

A.F.M. Limited leases approximately 6083 square feet of space at 15 Belmont Street (Route 9), Northboro, MA pursuant to a Lease dated January, 1995 by and between Michael Wade and Airborne Northboro, Inc. (know know as A.F.M. Limited).

                                   Exhibit E

                            Contracts and Other Data



1. Lease dated January, 1995 by and between Michael Wade and Airborne Northboro, Inc. (know know as A.F.M. Limited).